YOUNG INNOVATIONS, INC.

February 23, 2007

Mr. Arthur L. Herbst, Jr.

500 North Michigan Avenue

Suite 1000

Chicago, Illinois 60611

Dear Mr. Herbst:

In connection with you entering into the Employment Agreement with Young Innovations, Inc. (the “Company”), dated January 31, 2007 (the “Employment Agreement”) and your provision of services over the initial Term of the Employment Agreement, the Compensation Committee of the Board of Directors of the has determined to pay a retention bonus to you. The terms of the retention bonus are set forth below:

In consideration for the provision of services by Mr. Herbst over the initial Term of the Employment Agreement, the Company shall pay an aggregate retention bonus equal to $360,000 (the “Retention Bonus”) which shall be earned for services performed over the initial Term. The Retention Bonus shall be paid as follows: $120,000 on December 15, 2007, $120,000 on December 15, 2008 and $120,000 on December 15, 2009: provided Mr. Herbst is employed by the Company on the particular payment date. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

Mr. Arthur L. Herbst, Jr.

February 23, 2007

If the foregoing is acceptable please execute this letter agreement as provided below.

Very truly yours,

YOUNG INNOVATIONS, INC.

By:	/s/ Alfred E. Brennan
Its:	CEO

Accepted and agreed

this 23rd day of February, 2007

By:	/s/ Arthur L. Herbst, Jr.
Arthur L. Herbst, Jr.